Exhibit 99



Greg Manning Auctions, Inc. to Acquire John Bull Stamp Auctions, Ltd., Hong Kong's Oldest Philatelic Auction House

WEST CALDWELL, N.J.--(BUSINESS WIRE)--Feb. 1, 2005--Greg Manning Auctions, Inc. (NASDAQ:GMAI), announced today that it has signed a definitive agreement to acquire 100% of the outstanding shares of John Bull Stamp Auctions, Ltd., a top Hong Kong and Far Eastern Philatelic Auction House, formed in 1975. John Bull Stamp Auctions, Ltd. will be the 13th company to be acquired by GMAI in the past 17 months.

Greg Manning, First Vice Chairman, CEO and President of GMAI, stated, "We are extremely pleased with the acquisition, as the John Bull name, aside from being the longest established philatelic auction house in Hong Kong, represents the pinnacle of customer service and integrity, carefully cultivated by both George Bull and Rosa Ho over a thirty-year period." Mr. Manning continued, "The overall reputation of the firm is among the highest in the industry, with the firm maintaining a truly international clientele, along with an extraordinary level of customer loyalty. Acquiring this well-known firm will enable GMAI to further service clients around the world, offering them an exceptional venue for buying and selling, further enhancing our global positioning."

Mr. Manning further noted, "I believe that John Bull Stamp Auctions, Ltd. will allow us, over time, to eventually tap into the rapidly expanding mainland China market for philately, and other ventures as well, in addition to serving as an entree to the active collecting markets of Taiwan, Japan, Thailand and other countries in the Asian marketplace."

GMAI already boasts an outstanding philatelic staff of experts, highly experienced in Asian philately, from prior operations in Hong Kong and the U.S. The firm plans to conduct public auctions on a tiered basis, reaching out to both advanced and mid-level collectors through a variety of different auctions.

Laurence Gibson, Chief Operating Officer of the North American & Hong Kong Philatelic Divisions of GMAI, commented, "It will be our great privilege to continue the fine traditions established by the John Bull firm, while at the same time greatly expanding the operations here in Hong Kong. Our prior experience in Hong Kong has given us tremendous excitement, regarding the prospects of the future here. The enthusiasm of the auction venue and philately in general, meets or exceeds that of anywhere else in the world."

GMAI has agreed to an all-cash purchase, which will be financed internally by the company. The closing, which is subject to customary conditions, is expected to occur within 30 days.

About Greg Manning Auctions, Inc.

Greg Manning Auctions, Inc. is a global collectibles merchant and auction house network, with operations in North America, Europe and Asia and on the Internet. This network was created in September 2003 when GMAI and Auctentia, S.L. effectively integrated their auction businesses, creating a GMAI-AUCTENTIA global collectibles auction network.

In North America, GMAI is a leading traditional and e-commerce - Internet, interactive telephone, and Internet and live simulcast - auctioneer and merchant/dealer of collectibles. Coins, stamps and sports cards are offered at www.gregmanning.com and www.teletrade.com. Its operations include the Greg Manning Auctions division, Ivy & Manning Philatelic Auctions, H.R. Harmer of New York, Greg Manning Galleries, Spectrum Numismatics, Teletrade, Nutmeg Stamp Sales, Superior Sports Auctions, Bowers & Merena Galleries and Kingswood Coin Auctions.

In Europe, the leading auction houses affiliated with the network are Auctentia Subastas of Madrid, Spain (operating under the name "Afinsa Auctions"); Corinphila Auktionen of Zurich, Switzerland (65% owned by GMAI); and the Koehler group of auction companies of Berlin (66.67% owned by GMAI) and Wiesbaden, Germany.

GMAI also owns GMAI Auctentia Central de Compras (CdC) of Madrid, Spain, which is engaged in the sale, marketing and production of owned and third-party collectibles, with an emphasis on specialized philatelic material.

Both GMAI and CdC currently act as exclusive supplier of collectibles - primarily stamps and coins - on a worldwide basis to Afinsa Bienes Tangibles, S.A. of Madrid, Spain, one of the world leaders in marketing tangible investment products, and GMAI's majority shareholder.

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in GMAI's filings with the Securities and Exchange Commission, including GMAI's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that GMAI has filed with the Commission. In particular, any statement related to GMAI's expected revenues or earnings or GMAI's being well positioned for future profitability and growth are forward-looking statements. The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and

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similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. GMAI undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Greg Manning Auctions Inc's business which are not historical facts are "forward- looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.


    CONTACT: KCSA Worldwide
             Jeffrey Goldberger, 212-896-1249
             jgoldberger@kcsa.com
             or
             Michael Cimini, 212-896-1233
             mcimini@kcsa.com

    SOURCE: Greg Manning Auctions, Inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Greg Manning Auctions Inc's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.